IDS Life of New York Accounts 4,5,6,9,10,11,12,13, and 14
File No. 33-4174 / 811-3500

EXHIBIT INDEX

Exhibit   9:      Opinion of Counsel, dated April 27, 2000.

Exhibit  10:      Consent of Independent Auditors, dated April 24, 2000.